UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 24, 2026

SSR Mining Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia

(State or Other Jurisdiction of Incorporation)

001-35455

(Commission File Number)

98-0211014

(I.R.S. Employer Identification No.)

6900 E. Layton Ave., Suite 1300, Denver, Colorado USA 80237

(Address of principal executive offices) (zip code)

(303) 292-1299

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares without par value	SSRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 24, 2026, SSR Mining Inc. (the “Company”) completed the previously announced sale of its ownership stake in the Çöpler mine and related properties in Türkiye to Cengiz Holding A.Ş. and affiliates for a purchase price of approximately $1.49 billion in cash, after giving effect to various working capital adjustments (the “Transaction”). The Transaction was consummated pursuant to the terms and conditions of the Share Purchase Agreement, dated as of March 24, 2026, between SSR Mining and the Cengiz Holding A.Ş.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro forma financial information

The following unaudited pro forma financial information of the Company is filed as Exhibit 99.1 to this Current Report 8-K and is incorporated herein by reference:

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the years ended December 31, 2025, 2024 and 2023.
•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2026.
•	Notes to the Unaudited Pro Forma Consolidated Financial Statements.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SSR Mining Inc.

By:	/s/ Eric Gunning
Name:	Eric Gunning
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: June 30, 2026